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EXHIBIT-23


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-07347) of our report dated August 29, 1997 appearing on page 1 of the Annual Report of the MICROS Systems, Inc. 401(K) Retirement Plan on Form 11-K for the year ended December 31, 1996.


PRICE WATERHOUSE LLP

Linthicum, Maryland
October 10, 1997




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